Exhibit 99.1

Innovative Solutions & Support, Inc. Announces First Quarter Fiscal 2019 Financial Results

Exton, PA.  — February 6, 2019— Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today announced its financial results for the first quarter of fiscal 2019 ended December 31, 2018.

For the first quarter of fiscal 2019 the Company reported net sales of $4 million  compared to net sales of $3.1 million in the first quarter a year ago. The Company reported net income of $139,000, or $0.01 per share, compared to a net loss of $882,000, or ($0.05) per share, in the first quarter of fiscal 2018.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “The results for the first quarter of fiscal 2019 reflect last year’s re-sizing of the Company and the increase in orders. Shahram and I will be available for questions after the formal earnings call is concluded.”

At December 31, 2018, the Company had $20.3 million of cash on hand, consistent with fiscal year end September 30, 2018.

New orders in the first quarter of fiscal 2019 were $4.7 million and backlog as of December 31, 2018 was $4.3 million, up from backlog of $3.6 million at September 30, 2018. Backlog excludes potential future sole-source production orders from the Pilatus PC-24, and the KC-46A programs, both of which the Company expects to remain in production for a decade. The Company expects that these contracts will add to production sales already in backlog.

Conference Call

The Company will be hosting a conference call on Thursday, February 7, 2018 at 10:00 a.m. ET to discuss these results, its business outlook and product development. Please use the following dial in number to register your name and company affiliation for the conference call: 877-883-0383 and enter the PIN Number 5787878. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	December 31,	September 30,
	2018	2018
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$20,341,618	$20,390,713
Accounts receivable, net	3,219,069	3,449,893
Inventories	4,295,988	4,280,108
Prepaid expenses and other current assets	630,331	544,234

Total current assets	28,487,006	28,664,948

Property and equipment, net	8,719,249	8,786,737
Other assets	173,178	181,993

Total assets	$37,379,433	$37,633,678

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,039,720	$1,529,792
Accrued expenses	1,749,688	1,463,021
Contract liability	166,517	356,801

Total current liabilities	2,955,925	3,349,614

Non-current deferred income taxes	129,617	129,594

Total liabilities	3,085,542	3,479,208

Commitments and contingencies (See Note 6)

Shareholders’ equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at December 31, 2018 and September 30, 2018	$—	$—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,937,050 issued at December 31, 2018 and September 30, 2018	18,937	18,937

Additional paid-in capital	51,783,779	51,783,779
Retained earnings	3,859,712	3,720,291
Treasury stock, at cost, 2,096,451 shares at December 31, 2018 and September 30, 2018	(21,368,537)	(21,368,537)

Total shareholders’ equity	34,293,891	34,154,470

Total liabilities and shareholders’ equity	$37,379,433	$37,633,678

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended
	December 31,
	2018	2017

Net sales	$3,977,650	$3,087,984

Cost of sales	1,811,847	1,593,268

Gross profit	2,165,803	1,494,716

Operating expenses:
Research and development	596,372	923,721
Selling, general and administrative	1,473,416	1,622,555
Total operating expenses	2,069,788	2,546,276

Operating income (loss)	96,015	(1,051,560)

Interest income	21,552	9,624
Other income	21,854	21,431
Income (loss) before income taxes	139,421	(1,020,505)

Income tax expense (benefit)	—	(138,886)

Net income (loss)	$139,421	$(881,619)

Net income (loss) per common share:
Basic	$0.01	$(0.05)
Diluted	$0.01	$(0.05)

Weighted average shares outstanding:
Basic	16,840,599	16,783,129
Diluted	16,480,599	16,783,129